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                                                                   EXHIBIT 10.10

                         FRANK'S NURSERY & CRAFTS, INC.
                  KEY EMPLOYEE RETENTION AND INCENTIVE PROGRAM


1.       APPLICABILITY

                  The Frank's Nursery & Crafts, Inc. Key Employee Retention and Incentive Program (the "Program") applies to eligible employees of Frank's Nursery & Crafts, Inc. (the "Company").

2.       PURPOSE AND EFFECTIVE DATE

                  (a) The purpose of this Program is to encourage the Company's eligible employees to continue their employment with the Company during the Company's restructuring by establishing a binding written Company policy governing the circumstances under which certain retention payments ("Retention Payments") and additional incentive payments will be paid.

                  (b) The Program is adopted and effective as of March 8, 2001 (the "Effective Date"), in accordance with an order issued by the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court"), such court having jurisdiction over chapter 11 cases currently pending with respect to the Company (collectively, the "Chapter 11 Case").

3.       ELIGIBILITY

                  (a) Participants are limited to employees of the Company who have received written notice from the Plan Administrator that they have been selected for coverage under the Program (each a "Participant").

                  (b) Each Participant shall receive written notification of participation in the Program, as soon as practicable after the Effective Date, specifying whether they will participate as a Tier 1, Tier 2, Tier 3, Tier 4, Tier 5 or Tier 6 Participant.

4.       AMOUNT, PAYMENT AND FUNDING OF RETENTION PAYMENTS

                  (a) Subject to Section 5 below, Retention Payments shall be equal to a percentage of a Participant's "Base Salary", as set forth in the table below:

                ------------------------- ---------------------------
                          TIER                 % OF BASE SALARY
                ------------------------- ---------------------------
                           1                         50%
                ------------------------- ---------------------------
                           2                         40%
                ------------------------- ---------------------------
                           3                         30%
                ------------------------- ---------------------------
                           4                         25%
                ------------------------- ---------------------------
                           5                         20%
                ------------------------- ---------------------------
                           6                         10%
                ------------------------- ---------------------------

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                  (b) For purposes of this Program, the term "Base Salary" shall mean the Participant's base annual salary as of the Effective Date, or such later date as may be determined by the Plan Administrator and communicated to the Participant, excluding any shift premiums, overtime, bonuses, commissions, other special payments or any other allowance.

                  (c) Subject to Section 5 below, and unless otherwise agreed to between the Company and a Participant, the Retention Payments for those Participants in Tier 1 shall accrue and be earned daily, on a pro-rata basis from March 8, 2001 through March 8, 2002, and shall be paid upon the date of confirmation of a Plan of Reorganization in the Chapter 11 Case.

                  (d) Subject to Section 5 below, the Retention Payments for those Participants in Tier 2 through Tier 6 shall be paid in three installments as follows: 33% of the Retention Payment on June 29, 2001; 27% of the Retention Payment on December 2, 2001, and 40% of the Retention Payment on March 8, 2002 (each a "Payment Date"), provided that such Participant is employed by the Company on each Payment Date.

                  (e) In addition to the Retention Payments described in Section 4(a) above, to the extent the Company's EBITDA for fiscal year 2001 exceeds that projected in the Company's fiscal year 2001 Business Plan (as defined in the Company's motion seeking Bankruptcy Court approval of this Program), the Company shall allocate eighteen (18%) percent of such amount to a pool for the benefit of Tier 1 and Tier 2 Participants. Such Participants shall be entitled to receive a percentage of the pool, as determined by the Plan Administrator, in its sole discretion, but subject to the approval of the Company's Board of Directors, based on performance; provided, however, that in no event shall any Participant's allocation from the pool exceed 35% of his/her Base Salary. Payments under this Section 4(c) shall be made as soon as practicable after the Company's EBITDA for fiscal year 2001 has been finally determined.

                  (f) In addition to the Retention Payments described in Section 4(a) above, and any benefits described in Section 4(c) above, certain key financial personnel who are Participants in Tiers 2 through 6 shall be eligible for an additional payment, to be allocated by the Company, in its sole discretion, provided such Participant is employed by the Company on March 8, 2002; further, provided however that in no event shall the payments made pursuant to this Section 4(d) of the Plan, in the aggregate, exceed $27,451. Such payments shall be made on March 8, 2002.

5.       TERMINATION OF EMPLOYMENT

                  (a) If a Tier 1 Participant is terminated by the Company without "Cause" (as defined below), prior to March 8, 2002, such Tier 1 Participant shall be entitled to payment of a pro-rata portion of his/her Retention Payment calculated in accordance with Section 4 of this Program, based on the number of days elapsed within the period of days that begins on March 8, 2001 and ends on March 8, 2002. If a Tier 1 Participant's employment with the Company is terminated because of death or disability, in either case, prior to March 8, 2002, such Tier 1 Participant (or his/her beneficiary in the event of death) shall be entitled to payment of a pro-rata portion of his/her Retention Payment calculated in accordance with Section 4 of this Program, based on the number of days elapsed within the period of days that begins on March 8, 2001 and ends on March 8, 2002.




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                  (b) In the event the Company terminates the employment of a
Participant in Tier 2 - Tier 6 without Cause or such Participant's employment with the Company is terminated on account of death or disability, in either case, prior to a Payment Date, such Participant (or his/her beneficiary in the event of death) shall be ineligible to receive any further Retention Payments on any Payment Dates following the date of termination, death or disability or any other benefit under this Program.

                  (c) In the event any Participant voluntarily terminates employment with the Company, or his/her employment is terminated by the Company for Cause, in either case, prior to March 8, 2002, with respect to a Tier 1 Participant, or any Payment Date, with respect to a Participant in Tier 2 - Tier 6, such Participant shall be ineligible to receive a Retention Payment or any other benefit under this Program.

                  (d) Notwithstanding anything contained herein to the contrary, any Retention Payment earned prior to the Participant's effective date of termination but not yet paid to such Participant, shall be paid as soon as practicable following termination of employment.

                  (e) The Company shall have "Cause" to terminate a Participant's employment if such Participant has: (i) refused or repeatedly failed to perform the duties assigned to him/her; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect; (iii) continually or repeatedly been absent from the Company, unless due to serious illness or disability; (iv) committed an act of gross misconduct, fraud, embezzlement or theft against the Company; or
(v) violated a material company policy.

6.       GENERAL PROVISIONS

                  (a) Payments under this Program shall not constitute wages and shall be paid by the Company from the general assets of the Company; provided that no director, officer, agent or employee of the Company shall be personally liable in the event the Company is unable to make any payments under this Program due to a lack of, or inability to access, funding or financing, legal prohibition (including statutory or judicial limitations) or failure to obtain any required consent.

                  (b) Payments under this Program are subject to Federal, state and local income tax withholding and all other applicable Federal, state and local taxes. The Company, as applicable, shall withhold, or cause to be withheld, from any payments made hereunder all applicable Federal, state and local withholding taxes and may require the employee to file any certificate or other form in connection therewith.

                  (c) Nothing contained herein shall give any employee the right to be retained in the employment of the Company or any successor, or affect the Company's right to dismiss any employee at will.

                  (d) This Program is not a term or condition of any individual's employment and no employee shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied in accordance with the terms of this Program as set forth herein.


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                  (e) Nothing contained herein shall give an employee any right to any employee benefit upon termination of employment with the Company, except as specifically provided herein, required by law or provided by the terms of another employee benefit plan document relating to the treatment of former employees generally.

                  (f) No person having a benefit under this Program may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Program be subject to garnishment, attachment, execution or levy of any kind.

                  (g) Receipt of all benefits under this Program by any Participant shall be (i) in lieu of all other retention payments of any kind whatsoever due to such Participant under any other plan or agreement of the Company, including, without limitation, any benefits payable under any employment agreement between the Company and the Participant, and (ii) deemed a waiver of a Participant's rights with respect to any and all such payments.

7.       ADMINISTRATION

                  (a) The Program shall be administered by the Company's Vice President of and the term "Plan Administrator" shall refer to the Company's Vice President of Human Resources; provided, however that with respect to benefits to be provided to the Vice President of Human Resources, the Company's Chief Financial Officer shall administer the Program and the term "Plan Administrator" shall refer to the Chief Financial Officer. For purposes hereof, the Plan Administrator is authorized to establish the Retention Payment amounts each Participant will have the opportunity to earn hereunder, subject to any aggregate amounts available under the Program. If either of such positions is vacant, an acting Plan Administrator shall be appointed by the Company's Board of Directors.

                  (b) There is no requirement that the amount of any award for any eligible employee be uniform as to particular individuals or as to one or more classes of eligible employees or Participants.

                  (c) Subject to the express provisions of this Program, the Plan Administrator shall have sole authority to interpret the Program (including any vague or ambiguous provisions) and to make all other determinations deemed necessary or advisable for the administration of the Program. All determinations and interpretations of the Plan Administrator shall be final, binding and conclusive as to all persons. The Plan Administrator may designate the executives to be covered under the Program upon, and following, the effective date of the Program.

                  (d) Neither the Plan Administrator nor any employee, officer, agent, or director of the Company shall be personally liable by reason of any action taken with respect to the Program for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company, including the Plan Administrator, to whom any duty or power relating to the administration or interpretation of the Program may be allocated or delegated, against any reasonable cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Company) arising out of any act or omission to act in connection with the Program unless arising out of such person's own fraud, bad faith or gross negligence.



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8.       APPLICABLE LAW

                  This Program and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of Michigan and applicable federal law.

9.       AMENDMENT OR TERMINATION

                  The Board of Directors of the Company may amend, suspend or terminate the Program or any portion thereof at any time; provided, however, that unless the written consent of a Participant is obtained, no such amendment or termination shall adversely affect the rights of such Participant; and, further provided that, during the pendency of the Chapter 11 Case, no amendment may be made which, except as provided herein, increases or decreases the amount of benefits payable to any Participant without the approval of the Bankruptcy Court. Notwithstanding the foregoing, the Program shall not terminate until all Plan Participants are no longer eligible to receive any Retention Payments or any other benefit payments under this Program.



                           IN WITNESS WHEREOF, the Company has caused the
Program to be executed as of the 7th day of June, 2001.



                                       FRANK'S NURSERY & CRAFTS, INC..



                                       By:   /s/ Larry T. Lakin
                                          ---------------------
                                           Larry T. Lakin
                                           Chief Financial Officer



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